Exhibit 99.1

Three Time NBA Champion Danny Green Joins Altitude International

Press Release | 07/06/2021

Three Time NBA Champion Danny Green Joins Altitude International

PR Newswire

PORT ST. LUCIE, Fla., July 6, 2021

PORT ST. LUCIE, Fla., July 6, 2021 /PRNewswire/ — Altitude International Holdings, Inc (OTCQB: “ALTD”) has announced the appointment of Danny Green to its Sports, Education and Technology Advisory Board. The board is an assemblage of highly accomplished individuals in the areas of athletic/educational training and sports science. Green will be working with ALTD’s Director of Community Outreach and his former Rucker Park teammate, Adrian Walton, to help develop and launch Altitude’s first Basketball Academy. Green will also focus on utilizing his expertise and extensive connections to facilitate the sale of altitude chambers that simulate high-altitude training for athletes and other technologies associated with the Company.

Danny Green has been a champion at every level of basketball he has played. He is currently with the Philadelphia 76ers after winning back-to-back championships with the Toronto Raptors and Los Angeles Lakers, and prior to that with the San Antonio Spurs. He won an NCAA Championship at the University of North Carolina where he maintains the incredible distinction of playing in more games (145) and having more wins (123) than anyone who ever played for this iconic program, which produced many of the greatest players to ever play the game. Known for his lock-down defense and exceptional three-point shooting, Green has been a key contributor on both ends of the floor throughout his career.

“ALTD is a perfect fit for me,” said Green. “We have technologies and systems that can literally revolutionize athletic training. I personally visited ALTD’s NFL altitude chamber and couldn’t be more impressed with the entire set up and the results achieved from training in our altitude chambers. The latest project, The Altitude Basketball Academy, will give deserving kids a top-tier education while getting the best coaching and training available for our sport. And I am able to be a part of all this while working with lifelong friends and champion ballers who all share my passion for bringing relief and opportunity to the kids who need it the most.”

“Our President Greg Anthony is someone I have always admired and respected both on and off the court and now I am able to join him in our efforts to bring ALTD’s breakthrough altitude systems to teams and athletes all over the world. The best place for me to start is with my own so we will soon begin by making presentations to teams that I have been a part of throughout my career.”

“Our CEO, Greg Breunich, is a true visionary who is pioneering some of the smartest new products and technologies that can dramatically impact people’s lives. And my great friend Adrian Walton continues to do right by our community and has put together a powerful plan to make the Altitude Basketball Academy a program that can lift the lives of deserving kids across the globe. I look forward to working with the entire team as we grow together as a company that puts people first.”

ALTD CEO Greg Breunich concluded, “Danny Green is one of those rare individuals who makes everyone around him better. He has been a champion and the ultimate team player at every level, which is an asset that will bring added value to everything we do. We are so blessed to have him on board and believe he will be a key part of all of our Company’s successes and accomplishments.”

SAFE HARBOR STATEMENT

This press release contains certain “forward-looking statements,” as defined in the United States Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. There can be no assurance that such statements will prove to be accurate and the actual results and future events could differ materially from management’s current expectations. The economic, competitive, governmental, technological and other factors identified in the Company’s previous filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in the forward-looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information future events or otherwise.

Media contact: Adrienne Mazzone 561-908-1683; amazzone@transmediagroup.com.

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SOURCE Altitude International